UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          _____________________________

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          _____________________________

         Date of Report (Date of earliest event reported): March 4, 2003

                           Orthofix International N.V.
             (Exact name of Registrant as specified in its charter)

    Netherlands Antilles               0-19961                     N/A
(State or other jurisdiction     Commission File Number     (I.R.S. Employer
   of incorporation)                                      Identification Number)

                          _____________________________

                             7 Abraham de Veerstraat
                                     Curacao
                              Netherlands Antilles
                               011-59-99-465-8525
          (Address of principal executive offices and telephone number, including area code)
                          _____________________________



Item 2.  Acquisition or Disposition of Assets.
         -------------------------------------

         On March 4, 2003, Orthofix International N.V. issued a press release regarding the completion of a Share Purchase Agreement to acquire from Intavent Limited, or Intavent, the remaining 48% minority interest in its United Kingdom distribution company, Intavent Orthofix Limited, or IOL. IOL distributes Laryngeal Mask products, and Orthofix and other orthopedic products, in the United Kingdom, Ireland and Channel Islands. Concurrently with the completion of the Share Purchase Agreement, Orthofix has completed Distribution and Guarantee agreements with Intavent and LMA International Services S.A., or LMA, for the supply of Laryngeal Mask products in the United Kingdom, Ireland and Channel Islands for an initial period of seven years. Mr. Gaines-Cooper, Chairman of Orthofix, is a settlor of trusts, which own a 30% interest in Intavent and a 40% interest in LMA.

                                    Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   March 5, 2003

                                           ORTHOFIX INTERNATIONAL N.V.


                                           By:    /s/ THOMAS HEIN
                                              ----------------------------------
                                              Name:   Thomas Hein
                                              Title:  Chief Financial Officer

   Exhibit Index
   -------------

   Exhibit 99.1 Press release of Orthofix International N.V. issued on March 4, 2003.